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                     SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549

                                  FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              Date of Report
                     (Date of earliest event reported)
                             December 11, 2001
                             -----------------


                       ALTRIMEGA HEALTH CORPORATION
      (Exact name of small business issuer as specifies in its charter)

          Nevada                    000-29057                 87-0631750
----------------------------- ------------------------    -------------------
(State or other Jurisdiction) (Commission File Number)    (IRS Employer
                                                          Identification No.)

              5600 Bell Street, Suite 111, Amarillo, Texas 79106
  -------------------------------------------------------------------------
         (Address of principal executive office)       (Zip Code)


 Registrant's telephone number, including area code (806) 331-6398


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Item 9. Regulation FD Disclosure.
---------------------------------
Since November 28, 2001, the Registrant has issued a series of press releases that have attempted to characterize the Registrant's proposed acquisition of 100% of the ownership interest in Advanced Messaging Wireless, Inc., a Texas corporation ("Advanced"). Advanced is engaged in the business of providing telecommunication services to customer in the West Texas region and adjoining states. The press releases issued by the Registrant are summarized below:

 1) On November 28, 2001, the Registrant issued a press release announcing that the Registrant had entered into a Letter of Intent with Advanced to acquire 100% of the outstanding shares of Advanced in exchange for shares of the Registrant's common stock. No terms of the proposed transaction were disclosed.

 2) On December 11, 2001, the Registrant issued a press release announcing that the Registrant had signed an "Exchange Agreement" with Advanced. No terms of the Exchange Agreement were disclosed.

 3) On December 14, 2001, the Registrant issued a press release announcing that Christopher M. Early had been appointed President and Chief Executive Officer of the Registrant. Mr. Early was the founder of Advanced and in connection with Mr. Early's appointment, the Registrant had relocated its principal offices to Amarillo, Texas. The press release stated that the Registrant anticipated revenues in excess of $12.0 over the year and that growth through acquisitions and expansion should exceed 40%, while net income would be at least 20%. The press release further stated that the Registrant had numerous acquisitions in various stages of negotiations and expected to release additional information in the near further along with a proposed change of name. No terms of the proposed transaction acquisitions were disclosed.

 4) On January 4, 2002, the Registrant issued a press release announcing that it had signed a Letter of Intent with Excel Wireless, Inc. ("Excel"), of Albuquerque, New Mexico, to acquire 100% of the outstanding stock of Excel, subject to completion of due diligence, with a closing to take place prior to January 31, 2002. No terms of the proposed acquisition of Excel were disclosed.

 5) On January 31, 2002, the Registrant filed with the SEC a preliminary schedule 14C and relating preliminary information statement (the "Pre 14C"), wherein the Registrant proposed amending its corporate charter to change the Registrant's name to Advanced Communications, Inc. and increase its authorized common stock from 50,000,000 shares to 100,000,000 shares. In addition, the Registrant sought the ratification of the appointment of certain individuals to the Registrant's board of directors.

     The Pre 14C stated that in December 2001, the Registrant completed a share exchange with the shareholders of Advanced, wherein the Advanced shareholders received shares of the Registrant's common stock. The Pre 14C further stated that former controlling shareholders caused to be cancelled a similar number of shares of the Registrant's common stock as that number issued to the Advanced Shareholders and that the officers and directors of the Registrant had resigned and that Advanced's nominees had been appointed to take their place. No specific terms of the share exchange were disclosed.

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 6) On February 26, 2002, the Registrant issued a press release announcing that Christopher Early had been replaced as President and Chief Executive Officer of the Registrant, that the Kelly Magee had been appointed to replace Mr. Early as Chief Executive Officer, with the position of President to remain unfilled until the board of directors named a replacement. The press release further stated that the Registrant had filed an application with the SEC to change the Registrant's name to Advanced Communications, Inc.

 7) On February 28, 2002, the Registrant issued a press release announcing that it had acquired Communication Syndicate, Inc., of San Antonio, Texas ("CSI"). No terms of the proposed acquisition of CSI were disclosed. Mr. Magee, the Registrant's new Chief Executive Officer, is quoted as saying that the acquisition is the first step in the implementation of the Registrant's business plan, that the acquisition of CSI and its customer base would jump start the Registrant's expansion into lucrative markets in West Texas, and that the Registrant is in the final process of closing additional acquisitions identified in its business plan.

The December 11, 2001 press releases was not specific in identifying that the Exchange Agreement between the Registrant and Advanced, although executed by the parties, is subject to the completion of certain conditions precedent, and thus will not close until such time as the parties comply with the terms of the conditions.

The December 14, 2001 press release contained confusing forward looking information regarding Advanced's anticipated revenues, growth and net income, without additional explanation as to how the projections related to the Registrant's and Advances's business operations and really offers no useful information.

The Pre 14C that was filed with the SEC incorrectly stated that because the Registrant had executed the Exchange Agreement in December 2001, that the proposes share exchange between the Registrant and Advanced had taken place and that the Advanced shareholders had been issued shares, while former controlling shareholders had submitted their shares for cancellation. A correct depiction of transaction is that the Exchange Agreement was executed in December 2001, however the Closing of the transaction and the actual share exchange with the Advanced shareholder was subject to Advanced meeting certain conditions precedent. None of the Registrant's shares have been issued to the Advanced shareholders in connection with the proposed share exchange and none of the Registrant's shares have been submitted for cancellation. See "Proposed Acquisition of Advanced" below.

The January 4, 2002 and February 28, 2002 press releases have incorrectly identified the Registrant as the acquirer of Excel and CSI. The Exchange Agreement provides for Advanced to make the acquisitions prior to closing the share exchange with the Registrant. The Registrant is filing this Form 8-K and the additional information included under this Item 9. in an effort to clarify the terms of the proposed acquisition of Advanced and to enhance information that has previously been disseminated by the Registrant to the public.

Proposed Acquisition of Advanced
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Set forth below is a summary of the key terms of Exchange Agreement entered into between the Registrant and Advanced on December 11, 2001. The following summary is subject to the detailed provisions of the Exchange Agreement has been attached to this report as an exhibit to this report and is incorporated herein by this reference.


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 1) Exchange of Interests.  Subject to the conditions set forth in the
Exchange Agreement, on the Closing Date (as defined below), the Advanced Stockholders will exchange all of their respective ownership interest in Advanced (the "Advanced Shares"), which interests shall represent 100% of the ownership interest in Advanced, for an aggregate of 10,000,000 restricted shares of Altrimega common stock (the "Altrimega Common Stock"). Such shares of Altrimega Common Stock shall be issued pro rata based on the percentage of ownership interest held as of the Closing Date.

 2) Operation as Wholly-Owned Subsidiary. After giving effect to the transaction, Altrimega will 100% of the ownership interest of Advanced and Advanced will be a wholly-owned subsidiary of Altrimega operating under the name Advanced Messaging Wireless, Inc., or such other name as Altrimega may determine.

 3) Closing. The Closing contemplated under the Exchange Agreement shall be held at a mutually agreed upon time and place on the completion and satisfaction of the conditions set forth in Articles IV and V of the Exchange Agreement (the "Closing Date").

 4) Conditions Precedent to Obligations of Advanced.   The obligations of
Advanced under the Exchange Agreement are subject to, among other things, Altrimega shareholders' approval.

 5) Conditions Precedent to Obligations of Altrimega. The obligation of Altrimega to complete the terms of the Exchange Agreement are contingent on, among other things, Advanced completing the acquisition of Excel Wireless, Inc. ("Excel") and Communication Syndicate, Inc. ("CSI"), two retail communications services providers. Advanced is to make the acquisitions in exchange for shares of the capital stock of Advanced and/or cash, so that on the Closing Date, any shares of capital stock issued by Advanced in connection with the acquisitions of Excel and CSI will be exchanged pro rata by the Advanced Stockholders in exchange for Altrimega Common Stock. In addition, Advanced shall provide Altrimega with the financial information for Excel and CSI required under Item 310(c) of Regulation S-B, promulgated under the Securities Act. Advanced must also obtain shareholder approval.


(c)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
2.01          2         Exchange Agreement, dated December 11,   This Filing
                        2001, between the Registrant and
                        Advanced Messaging Wireless, Inc.

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  ALTRIMEGA HEALTH CORPORATION
                                  (Registrant)

Date: March 27, 2002              /S/Kelley Magee, Chief Executive Officer